Exhibit 1.1

EXECUTION VERSION

$350,000,000

W. R. BERKLEY CORPORATION

3.150% Senior Notes due 2061

UNDERWRITING AGREEMENT

September 8, 2021

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

As Representatives of the Several Underwriters

Dear Sirs and Mesdames:

W. R. Berkley Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) $350,000,000 principal amount of its 3.150% Senior Notes due 2061 (the “Securities”).

The Securities are to be issued pursuant to the provisions of an Indenture dated as of May 12, 2020, as supplemented by the Third Supplemental Indenture, to be dated as of September 15, 2021 (the “Indenture”), each between the Company and The Bank of New York Mellon, as Trustee (the “Trustee”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, on Form S-3 (No. 333-249950) covering the registration of the securities of the Company, including the Securities, under the Securities Act of 1933, as amended (the “Securities Act”), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the Securities Act (the “Rules and Regulations”) and the Company has filed such post-effective amendments thereto as may be required prior to the execution of this underwriting agreement (this “Agreement”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus and final prospectus supplement in accordance with the provisions of paragraph (b) of Rule 424 of the Rules and Regulations. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and any information in a prospectus or prospectus supplement deemed or retroactively deemed to be a part thereof pursuant to Rule 430B or 430C of the Rules and Regulations, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the time of the first contract of sale for the Securities, which time shall be considered the “effective date” of such Registration Statement relating to the Securities. For purposes of this definition, information contained in a form of prospectus or prospectus supplement that is deemed or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B of the Rules and Regulations shall be considered to be included in the Registration Statement as of the time specified in Rule 430B of the Rules and Regulations. “Statutory Prospectus” as of any particular time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including all information contained in a form of prospectus or prospectus supplement deemed to be a part thereof pursuant to Rule 430B or 430C of the Rules and Regulations that in any case has not been superseded or modified. For purposes of this definition, information contained in a form of prospectus (including a prospectus supplement) that is deemed or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B of the Rules and Regulations shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and not retroactively. “Prospectus” means the Statutory Prospectus that discloses the public offering price and other final terms of the Securities and otherwise satisfies Section 10(a) of the Securities Act and the term “preliminary prospectus” means the Statutory Prospectus, as supplemented by the Preliminary Prospectus Supplement, dated September 8, 2021.

For purposes of this Agreement, “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h) of the Rules and Regulations, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained or required to be retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations, “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II hereto and “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus. All references to the terms “Registration Statement,” “Prospectus” and “preliminary prospectus” shall be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of this Agreement, all references to the Registration Statement, Prospectus or any preliminary prospectus or to any amendment or supplement to any of them shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System.

1.    Representations and Warranties. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)    The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(b)    (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the effective time of the Registration Statement relating to the Securities and (D) on the Closing Date (as defined below), the Registration Statement conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) (A) on its date, (B) at the time of filing the Prospectus pursuant to Rule 424(b) of the Rules and Regulations and (C) on the Closing Date, the Prospectus will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations, (iii) as of 4:17 P.M. New York City time on the date of this Agreement (the “Applicable Time”), neither the General Use Issuer Free Writing Prospectus issued at or prior to the Applicable Time and the Statutory Prospectus identified in Schedule II attached hereto and all other documents set forth on Schedule II, all considered together (collectively, the “General Disclosure Package”), nor any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the foregoing does not apply to statements in or omissions from any General Disclosure Package or any Issuer Free Writing Prospectus in reliance upon or in conformity with written information furnished to the Company by any Underwriter through the representative or representatives of the Underwriter (the “Representatives”) specifically for use therein, (iv) (A) on its date, (B) at the time of its filing pursuant to Rule 424(b) of the Rules and Regulations and (C) on the Closing Date, the Prospectus does not include and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein, in light of the circumstances under which they were made, or necessary to make the statements therein not misleading, except that the foregoing does not apply to (x) statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein or (y) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee; and (v) the documents incorporated by reference in the Prospectus, at the time they were, or hereafter, are filed with the Commission, complied and, at any time when a prospectus relating to the Securities is required (or would be required, but for the provisions of Rule 172 of the Rules and Regulations) to be delivered under the Securities Act in connection with sales by any Underwriter or dealer, will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

(c)    At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Securities and at the date of this Agreement, the Company was not and is not an “ineligible issuer” as defined in Rule 405 of the Rules and Regulations.

(d)    Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.

If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company has promptly (i) notified or will promptly notify the Representatives and (ii) amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e)    The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except in such jurisdictions where the failure to be so qualified would not individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(f)    Each Significant Subsidiary (as defined below) of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus; and each Significant Subsidiary of the Company is, to the extent applicable, duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect; all of the issued and outstanding capital stock of each Significant Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each Significant Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects. As used herein, “Significant Subsidiaries” means Berkley Insurance Company, which is currently the only operating insurance company that is a “significant subsidiary” of the Company as that term is defined in Rule 1-02(w) of Regulation S-X of the Rules and Regulations.

(g)    The Indenture has been duly qualified under the Trust Indenture Act and duly authorized by the Company, and as of the Closing Date has been duly executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

(h)    The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement on the Closing Date, such Securities will be duly executed, authenticated, issued and delivered and entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and the Securities and the Indenture will conform to the information in the General Disclosure Package and will conform to the descriptions thereof in the Prospectus.

(i)    Except as disclosed in the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(j)    There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(k)    No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Securities, except such as have been obtained and made under the Securities Act, as contemplated under Section 4(a) hereof, and such as may be required under state securities laws.

(l)    The execution and delivery of the Indenture did not, and the execution and delivery of this Agreement and the Securities, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Significant Subsidiary of the Company or any of their material properties, or any material agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement.

(m)    This Agreement has been duly authorized, executed and delivered by the Company.

(n)    Except as disclosed in the General Disclosure Package and the Prospectus, the Company and its Significant Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would affect the value thereof or interfere with the use made or to be made thereof by them, other than liens, encumbrances and defects that would not individually or in the aggregate have a Material Adverse Effect; and except as disclosed in the General Disclosure Package and the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would individually or in the aggregate have a Material Adverse Effect.

(o)    The Company and its Significant Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its Significant Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(p)    The Company has made all required filings under applicable insurance holding company statutes, and has received approvals of acquisition of control and/or affiliate transactions, in each jurisdiction in which such filings or approvals are required, except where the failure to have made such filings or receive such approvals in any such jurisdiction would not have individually or in the aggregate a Material Adverse Effect; each Significant Subsidiary of the Company that is required to be organized and licensed as an insurance or reinsurance company (the “Insurance Subsidiaries”) in its jurisdiction of incorporation is duly organized and licensed as an insurance or reinsurance company in its respective jurisdiction of incorporation, and each such Significant Subsidiary is duly licensed or authorized as an insurer or reinsurer (the “Insurance Licenses”) in each other jurisdiction in which such licensing or authorization is required, except where the failure to be so licensed or authorized in any such jurisdiction would not have individually or in the aggregate a Material Adverse Effect; there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation that would reasonably be expected to lead to the revocation, termination or suspension of any such Insurance Licenses, the revocation, termination or suspension of which would have individually or in the aggregate a Material Adverse Effect; and except as disclosed in the General Disclosure Package and the Prospectus, no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends of any Company subsidiary to its respective parent which would have individually or in the aggregate a Material Adverse Effect.

(q)    The Company and each of its Significant Subsidiaries is in compliance with the requirements of all laws, ordinances, governmental rules or regulations or court decrees to which it may be subject, and has filed all notices, reports, documents or other information required to be filed thereunder, except where the failure to so comply or file would not individually or in the aggregate have a Material Adverse Effect.

(r)    Except as disclosed in the General Disclosure Package and the Prospectus, neither the Company nor any of its Insurance Subsidiaries is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained in reinsurance treaties, contracts, agreements and arrangements to which the Company or any of its Insurance Subsidiaries is a party, except for such violations or defaults which would not individually or in the aggregate have a Material Adverse Effect; neither the Company nor any of its Insurance Subsidiaries has received any notice from any of the other parties to such treaties, contracts, agreements or arrangements that such other party intends not to perform its obligations thereunder and none of them has any reason to believe that any of the other parties to such treaties, contracts, agreements or arrangements will be unable to perform its obligations thereunder, except to the extent that such nonperformance would not individually or in the aggregate have a Material Adverse Effect.

(s)    To the knowledge of the Company and its Insurance Subsidiaries, no change in any insurance law or regulation is pending that would reasonably be expected to have individually or in the aggregate a Material Adverse Effect, except as described in the General Disclosure Package and the Prospectus.

(t)    No labor dispute with the employees of the Company or any Significant Subsidiary exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have individually or in the aggregate a Material Adverse Effect.

(u)    The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) materially necessary to conduct the business now operated by them and have not received any notice of infringement of, or conflict with, asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(v)    Except as disclosed in the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which would reasonably be expected to lead to such a claim.

(w)    Except as disclosed in the General Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, the Indenture or the Securities; and no such actions, suits or proceedings are, to the Company’s knowledge, threatened or contemplated.

(x)    KPMG LLP, who have certified the financial statements and supporting schedules of the Company and its subsidiaries contained in the General Disclosure Package and the Prospectus, are independent public accountants within the meaning of the Securities Act and the Rules and Regulations; except as disclosed in the General Disclosure Package and the Prospectus, the financial statements included or incorporated by reference in the Registration Statement and the General Disclosure Package and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown; except as disclosed in the General Disclosure Package and the Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis; except as disclosed in the General Disclosure Package and the Prospectus, the schedules included or incorporated in the Registration Statement present fairly the information required to be stated therein; and except as disclosed in the General Disclosure Package and the Prospectus, the Company and its Insurance Subsidiaries have made no material change in their insurance reserving practices since the date of the most recent audited financial statements included in the General Disclosure Package and the Prospectus. The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(y)    The statutory annual and quarterly statements of the Insurance Subsidiaries required to file such statutory statements and the statutory balance sheets and income statements included in such statutory annual and quarterly statements, most recently filed in each jurisdiction, have been prepared in conformity with required or permitted or prescribed statutory accounting principles or practices applied on a consistent basis, except as may otherwise be indicated in the notes thereto, and present fairly the financial position and results of operations of the Insurance Subsidiaries (on a statutory basis) as of the dates thereof and for the periods covered thereby.

(z)    The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(aa)    Except as disclosed in the General Disclosure Package and the Prospectus and except for regular dividends declared or paid consistent with past practice, since the date of the latest audited financial statements included in the General Disclosure Package and the Prospectus, (i) there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, (ii) there have not been any transactions entered into by the Company or any of its subsidiaries other than in the ordinary course of business which are material to the Company and its subsidiaries taken as a whole, and, (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(bb)    The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

2.    Agreements to Sell and Purchase. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule III, the aggregate principal amount of the Securities set forth in Schedule I opposite the name of such Underwriter, plus any additional principal amount of the Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof.

3.    Payment and Delivery. Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Securities at 9:00 A.M., New York City time, on September 15, 2021, or at such other time on the same or such other date, not later than September 22, 2021, as shall be designated in writing by you. The time and date of such payment is referred to as the “Closing Date.”

Certificates for the Securities shall be in global form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The certificates evidencing the Securities shall be delivered to you on the Closing Date for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid, against payment of the purchase price therefor plus accrued interest, if any, to the date of payment and delivery.

4.    Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

(a)    The Company has filed or will file each Statutory Prospectus (including the Prospectus) with the Commission pursuant to, and in accordance with, Rule 424(b) not later than the second business day following the earlier of the date it is first used and the execution and delivery of this Agreement. The Company has complied and will comply with Rule 433 of the Rules and Regulations.

(b)    The Company will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement, the Prospectus or the General Disclosure Package and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement; provided, however, that the Company shall not file any such proposed amendment or supplement to which the Representatives reasonably object; and the Company will also advise the Representatives promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(c)    The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the Rules and Regulations, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations, and has complied and will comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(d)    The Company will prepare a final term sheet relating to the Securities, containing only information that describes the final terms of the Securities and otherwise in a form consented to by the Representatives, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) of the Rules and Regulations following the date such final terms have been established for all classes of the offering of the Securities. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement. The Company also consents to the use by any Underwriter of a free writing prospectus that contains only (i)(A) information describing the preliminary terms of the Securities or their offering or (B) information that describes the final terms of the Securities or their offering and that is included in the final term sheet of the Company contemplated in the first sentence of this subsection or (ii) other information that is not “issuer information,” as defined in Rule 433 of the Rules and Regulations, it being understood that any such free writing prospectus referred to in clause (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.

(e)    If, at any time when a prospectus relating to the Securities as in the opinion of counsel for the Underwriters is (or but for the exemption in Rule 172 would be) required to be delivered under the Securities Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the General Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it shall be necessary during the same period to amend or supplement the General Disclosure Package or the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the provisions of the Securities Act, the Exchange Act or the Trust Indenture Act, the Company promptly will notify the Representatives of such event, and if such event shall occur or if, in the opinion of counsel for the Underwriters, it is necessary at any time to amend the General Disclosure Package or the Prospectus to comply with the Securities Act, the Company will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

(f)    As soon as practicable, but not later than 16 months after the date of this Agreement, the Company will make generally available to its securityholders an earning statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(g)    The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus, any Issuer Free Writing Prospectus and all amendments and supplements to such documents, in each case prior to 3:00 P.M. New York City time on the business day next succeeding the date of this Agreement or as soon as possible, with respect to any amendment or supplement, during the period mentioned in Section 4(e) above and in such quantities as the Representatives reasonably request. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(h)    The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives reasonably designate and will continue such qualifications in effect so long as required for the distribution; provided, that in connection therewith the Company shall not be required to qualify to do business in any jurisdiction or to file or consent or otherwise subject itself to service of process or taxation in any jurisdiction where it is not already so subject.

(i)    During a period from the date hereof to one day following the date of the Closing Date, the Company will not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder of, any securities of the Company that are substantially similar to the Securities, without the prior written consent of the Representatives.

(j)    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Indenture, the Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified; (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon; (iii) the cost of printing certificates representing the Securities; (iv) any fees charged by securities rating services for rating the Securities; (v) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vi) travel and lodging expenses of officers and employees of the Company for any “road show” undertaken in connection with the marketing of the offering of the Securities, and one-half of the cost of any aircraft chartered in connection with the road show; (vii) any fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange; and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 4(j). It is understood, however, that except as provided in this Section 4(j), Section 6 entitled “Indemnity and Contribution,” and the last paragraph of Section 8 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

5.    Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Securities to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Securities on the Closing Date are subject to the following conditions:

(a)    The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. The final term sheet described in Section 4(d) and identified in Section 2.a. of Schedule II shall have been filed within the period required by Rule 433(d)(5)(ii) of the Rules and Regulations following the date such final terms have been established for all classes of the offering of the Securities. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

(b)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)    there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by Moody’s Investors Service, Inc. or S&P Global Ratings, a Standard & Poor’s Financial Services LLC business; and

(ii)    there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the General Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(c)    The Underwriters shall have received on the Closing Date an opinion of Willkie Farr & Gallagher LLP, outside counsel for the Company, dated the Closing Date in the form attached as Exhibit A hereto. The opinion of Willkie Farr & Gallagher LLP described in this Section 5(c) and Exhibit A shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(d)    The Underwriters shall have received on the Closing Date an opinion of Philip S. Welt, Executive Vice President, General Counsel & Secretary of the Company, dated the Closing Date in the form attached as Exhibit B hereto.

(e)    The Underwriters shall have received on the Closing Date an opinion of Sidley Austin LLP, counsel for the Underwriters, dated the Closing Date, with respect to the existence and good standing of the Company, the execution and delivery of this Agreement, the qualification, execution, delivery and enforceability of the Indenture, the authorization, validity and enforceability of the Securities, the Registration Statement, the Prospectus, the General Disclosure Package and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)    The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date, of the principal financial or accounting officer of the Company in which such officer, to the best of his knowledge and after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the General Disclosure Package and the Prospectus, (i) there has not occurred any downgrading, nor has any notice been given of any intended or potential downgrading or any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by Moody’s Investors Service, Inc. or S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, and (ii) there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

(g)    The Underwriters shall have received on the date of this Agreement a letter in form and substance agreed to by Sidley Austin LLP, counsel for the Underwriters, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Prospectus and General Disclosure Package, which letter shall use a “cut-off date” not earlier than the date hereof. The Underwriters shall also have received on the Closing Date a “bring down” comfort letter from KPMG LLP.

6.	Indemnity and Contribution.

(a)    The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or any Statutory Prospectus, the Prospectus or any Issuer Free Writing Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, any Statutory Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendments or supplements thereto, it being understood and agreed upon that such information shall consist solely of the following: the first and second sentences of the third paragraph, the fourth sentence of the eighth paragraph and the first and second sentences of the ninth paragraph, all under the “Underwriting” section in the Prospectus.

(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 6(a) or 6(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 6(a), and by the Company, in the case of parties indemnified pursuant to Section 6(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (A) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (B) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (1) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (2) does not include a statement as to or in admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)    To the extent the indemnification provided for in Section 6(a) or 6(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities or (ii) if the allocation provided by clause 6(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 6(d)(i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate price to public of the Securities. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

(e)    The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)    The indemnity and contribution provisions contained in this Section 6 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

7.    Termination. This Agreement shall be subject to termination by notice given by you to the Company, if: (a) after the execution and delivery of this Agreement and at or prior to the Closing Date, (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the NYSE American LLC or the NASDAQ Stock Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (v) there shall have occurred any outbreak or escalation of hostilities or, any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse; and (b) in the case of any of the events specified in clauses (a)(i) through (a)(v) of this Section 7, such event, singly or together with any other such event, makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

8.    Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of the Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of the Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided, that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 8 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the General Disclosure Package and the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

9.    Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, to: (a) Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629 Facsimile: (212) 325-4296 Attention: CM&A; (b) BofA Securities, Inc., 1540 Broadway, NY8-540-26-02, New York, NY 10036, Attention: High Grade Transaction Management/Legal, fax: (646) 855-5958, email: dg.hg_ua_notices@bofa.com; (c) J.P. Morgan Securities LLC at 383 Madison Avenue, New York, New York 10179, Attention: High Grade Syndicate Desk, fax: (212) 834-6081; and (d) Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Investment Banking Division, fax: (212) 507-8999; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at address and numbers of the Company set forth in the Registration Statement, Attention: Philip S. Welt, Executive Vice President, General Counsel & Secretary; provided, however, that any notice to an Underwriter pursuant to Section 6 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

10.    Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

11.    Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

12.    Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

13.    Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

14.    Parties. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Section 6 hereof, the officers and directors of the Company who signed the Registration Statement, the officers, directors, employees, agents and affiliates of any Underwriter and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.    Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)    The Representatives have been retained solely to act as underwriters in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Representatives has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether the Representatives have advised or are advising the Company on other matters;

(b)    The price of the Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)    The Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)    The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty or claim on behalf of or in right if the Company, including stockholders, employees or creditors of the Company.

16.    Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)    As used in this Section 16:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (A) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (B) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page Immediately Follows]

Very truly yours,

W. R. BERKLEY CORPORATION

By:	/s/ Richard M. Baio
	Name:	Richard M. Baio
	Title:	Executive Vice President – Chief Financial Officer

Accepted as of the date hereof

Credit Suisse Securities (USA) LLC

BofA Securities, Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By: Credit Suisse Securities (USA) LLC

By:	/s/ Arvind Sriram
	Name:	Arvind Sriram
	Title:	Managing Director

By: BofA Securities, Inc.

By:	/s/ Simon Thiel
	Name:	Simon Thiel
	Title:	Managing Director

By: J.P. Morgan Securities LLC

By:	/s/ Robert Bottamedi
	Name:	Robert Bottamedi
	Title:	Executive Director

By: Morgan Stanley & Co. LLC

By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Executive Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Principal Amount of Securities To Be Purchased
Credit Suisse Securities (USA) LLC	US $	87,500,000
BofA Securities, Inc.		87,500,000
J.P. Morgan Securities LLC		87,500,000
Morgan Stanley & Co. LLC		87,500,000

Total	US $	350,000,000

SCHEDULE II

1.	Statutory Prospectus Included in the General Disclosure Package

a.	Prospectus, dated November 6, 2020, included in the Registration Statement, as supplemented by the Preliminary Prospectus Supplement, September 8, 2021.

2.	General Use Issuer Free Writing Prospectuses Included in the General Disclosure Package

a.	Final term sheet dated September 8, 2021, a copy of which is attached hereto.

3.	Other Information Included in the General Disclosure Package

a.	None.

W. R. Berkley Corporation

$350,000,000

3.150% SENIOR NOTES DUE 2061

Issuer:	W. R. Berkley Corporation

Securities:	3.150% Senior Notes due 2061

Security Type:	Senior Unsecured Fixed Rate Notes

Anticipated Ratings*:	Moody’s: Baa1 (Stable) / S&P: BBB+ (Stable) / Fitch: BBB+ (Stable)

Minimum Denominations:	$2,000 × $1,000

Trade Date:	September 8, 2021

Settlement Date (T+5)**:	September 15, 2021

Maturity Date:	September 30, 2061

Underwriting Discount:	0.875%

Principal Amount:	$350,000,000

Proceeds (after underwriting discount and before expenses):	$343,623,000

Price to Public:	99.053% of the principal amount, plus accrued interest, if any, from September 15, 2021 to the date of delivery

Spread to Treasury Benchmark:	+125 bps

Treasury Benchmark:	2.375% due May 15, 2051

Treasury Benchmark Yield:	1.942%

Coupon:	3.150%

Yield to Maturity:	3.192%

Interest Payment Dates:	March 30 and September 30, commencing on March 30, 2022 (long first coupon).

Optional Redemption – Make-Whole Call:	Then current U.S. Treasury +20 basis points prior to March 30, 2061, six months prior to the maturity date.

Optional Redemption – Par Call:	On or after March 30, 2061, six months prior to the maturity date.

CUSIP; ISIN:	084423 AW2; US084423AW21

Joint Book-Running Managers:	BofA Securities, Inc. Credit Suisse Securities (USA) LLC J.P. Morgan Securities LLC Morgan Stanley & Co. LLC

*

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time. Each credit rating should be evaluated independently of any other credit rating.

**

Note: Under Rule 15c6-1 under the Securities Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to two business days before delivery will be required, by virtue of the fact that the notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes during such period should consult their advisors.

No PRIIPs KID — No PRIIPs key information document (KID) has been prepared as not available to retail in EEA.

No UK PRIIPs KID – No PRIIPs key information document (KID) has been prepared as not available to retail in UK.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by contacting BofA Securities, Inc. toll-free at (800) 294-1322, Credit Suisse Securities (USA) LLC toll-free at (800) 221-1037, J.P. Morgan Securities LLC toll-free at (212) 834-4533, or Morgan Stanley & Co. LLC toll-free at (866) 718-1649.

SCHEDULE III

The purchase price to be paid by the Underwriters for the Securities will be 98.178% of the principal amount thereof plus accrued interest from September 15, 2021 to, but excluding, the Closing Date.